UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2010

OPTION PLACEMENT, INC.
 (Exact name of registrant as specified in its charter)

Nevada	000-53638	26-2415625
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2328 B Hartford Road, Austin, TX 78703
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 750-5844

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01. Entry Into A Material Definitive Agreement.

Option Placement, Inc., a Nevada corporation (the "Company"), and the Company's sole stockholder, Jonathan Patton ("Mr. Patton"), entered into a Share Exchange Agreement (the “Share Exchange Agreement”) effective August 26, 2010 with Tiga Energy Services, Inc., a Texas corporation (“Tiga”), and all of the shareholders of Tiga (the “Tiga Shareholders”).  Under the Share Exchange Agreement:

•
the Company agreed to acquire 100% of the outstanding shares of capital stock of Tiga from the Tiga Shareholders by issuing one share of its common stock in exchange for each share of Tiga common stock outstanding, equal to an aggregate of 4,114,000 shares (the "Share Exchange");

•
the Company agreed to assume all of Tiga's obligations to issue capital stock under the terms of securities convertible into or exercisable for up to 750,000 shares of common stock (which number is subject to adjustment in the event of certain fundamental corporate transactions, such as a stock split or recapitalization); and

•	Tiga agreed to pay Jonathan Patton, the holder of all of the outstanding shares of the Company’s common stock ("Mr. Patton"), $100,000 upon the final closing of the Share Exchange Agreement.

Pursuant to the terms of the Share Exchange Agreement, the Company expects there will be approximately 5,239,000 shares of common stock outstanding after giving effect to the transactions contemplated by the Share Exchange Agreement but without giving effect to the issuance of common stock upon the conversion or exercise of any Tiga securities the obligations under would be assumed by the Company.  Of the shares of common stock outstanding after giving effect to the Share Exchange, 78.53% will be owned by the current Tiga Shareholders and 21.47% will be owned by Mr. Patton.

The consummation of the Share Exchange is subject to certain conditions.  If consummated, the Share Exchange will result in a change-in-control of the Company and the assumption by the Company of Tiga’s operations and liabilities.  In connection with the change-in-control, there will be a new Board of Directors (subject to the expiration of the waiting period required by a filing to be made with the SEC to report the change in the majority of members of the Company's board) and management of the Company. In addition, the Company would amend its articles of incorporation to change its name to “Tiga Energy Services, Inc.”

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Description
99.1	Share Exchange Agreement dated August 26, 2010 among Option Placement, Inc., Jonathan Patton, Tiga Energy Services, Inc. and all of the shareholders of Tiga Energy Services, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTION PLACEMENT, INC.

Dated: August 27, 2010	By:	/s/ Jonathan Patton
	Name:	Jonathan Patton
	Title:	President